UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 19, 2019

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2019, the Board of Directors (the “Board”) of Shake Shack Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board of the Company from eight to nine members and appointed Sumaiya Balbale to fill the vacancy so created, both effective March 19, 2019 (the “Effective Date”). Ms. Balbale was appointed to serve as a Class III director who will stand for re-election at the 2021 Annual Meeting of Stockholders. The Board has determined that Ms. Balbale is independent under the listing standards of the New York Stock Exchange and the Company’s corporate governance guidelines. Ms. Balbale also will serve on the Audit Committee and the Compensation Committee of the Board.

Ms. Balbale served as the Vice President of E-commerce, Mobile and Digital Marketing for Walmart US, from February 2017 until her resignation from the company in February 2019. At Walmart she led e-commerce marketing and transformed the digital media, social media, marketing analytics and marketing technology capabilities of the company. Ms. Balbale joined Walmart after the retailer purchased Jet.com in 2016. At Jet.com she served as the Vice President of Marketing from September 2014 through October of 2017, where she led all consumer marketing including brand, acquisition and retention efforts. During the first year of the acquisition, Ms. Balbale continued to operate in a dual capacity for both Jet.com and Walmart. From 2010 through 2014, Ms. Balbale worked for Quidsi, a collection of specialty e-commerce verticals that was acquired by Amazon during her tenure. Ms. Balbale graduated with a B.A. degree in History from Brown University in 2002, and received her M.B.A. from Harvard Business School in 2009. In 2018, Ms. Balbale was named to Fortune’s 40 under 40 list.

As of the Effective Date, Ms. Balbale will participate in the Company’s standard compensation program for non-employee directors, pursuant to the Company’s Non-Employee Director Compensation Policy. Ms. Balbale’s service will commence three-fourths through the annual director service term, which ends on the date of the Company’s Annual Meeting of Stockholders in June 2019. As such, she will receive one-quarter, or $18,750, of the $75,000 annual non-employee director compensation in the form of fifty (50%) cash and fifty percent (50%) equity.

There is no arrangement or understanding between Ms. Balbale and any other persons or entities pursuant to which Ms. Balbale was appointed as a director. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and which Ms. Balbale, or any member of her immediate family, had, or will have, a direct or indirect material interest.

Ms. Balbale will execute the Company’s form of indemnification agreement, a copy of which has been filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on January 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Tara Comonte
Tara Comonte
Date: February 20, 2019		Chief Financial Officer